Exhibit 99.1

FOR IMMEDIATE RELEASE

PHARMACOPEIA PARTNERSHIP ADVANCES RHEUMATOID ARTHRITIS
CANDIDATE WITH SECOND NOVEL P38 KINASE INHIBITOR IN CANADIAN
CLINICAL TRIAL

Princeton, NJ, January 17, 2006 – Pharmacopeia (Nasdaq: PCOP) today announced that Bristol-Myers Squibb Company (NYSE: BMY) has initiated Phase I clinical trials for a novel small molecule drug candidate resulting from the collaboration between the two companies.  This new candidate, which targets rheumatoid arthritis, represents the second compound to advance to the clinic from the Pharmacopeia-Bristol-Myers Squibb partnership.

Bristol-Myers Squibb has decided to advance a second p38 kinase inhibitor from this program into Phase I trials that will be carried out in Canada. Under the terms of its agreement with Bristol-Myers Squibb, Pharmacopeia will receive milestone payments for the lead compound in the program to the extent the program progresses through clinical development and royalty payments for any product from the program that reaches the marketplace.

The Pharmacopeia-Bristol-Myers Squibb collaboration has focused, to date, on compounds addressing inflammatory disease. The lead compound from this partnership is a p38 kinase inhibitor targeting rheumatoid arthritis that has been evaluated in multiple Phase I studies including administration to rheumatoid arthritis patients. The second compound also targets p38 kinase. Though in a different structural class than the lead compound, it has demonstrated similar activity to the lead compound and is also being developed as a potential treatment for rheumatoid arthritis. Studies on p38 kinase inhibitors have shown promise to combine the benefits of marketed protein therapeutics like Enbrel® and Kineret® in an orally administered, small molecule that can reduce the pro-inflammatory effects of TNF and IL-1.

“Having two p38 kinase inhibitor candidates in the clinic at the same time is a strong indication of Bristol-Myers Squibb’s commitment to developing therapies that address areas of medical need,” stated Les Browne, Ph.D., Pharmacopeia’s President and Chief Executive Officer.  “We are pleased to be associated with these efforts to bring this class of compounds to patients and to address the significant medical need that exists in the area of inflammatory disease.”

To date, Pharmacopeia’s collaborations with multiple partners have resulted in four compounds currently in human clinical trials and an additional six candidates that are progressing through preclinical development.  In addition to the two Bristol-Myers Squibb compounds, Pharmacopeia’s partners are conducting Phase I trials evaluating compounds targeting an allergic asthma indication and another inflammation indication.

Beyond its partnerships, Pharmacopeia is focused on the advancement of its internal, wholly-owned product pipeline.  This internal pipeline, with multiple compounds approaching preclinical development, is focused primarily on immunological diseases, with each program addressing unmet medical needs of a very large patient population.  The company’s most advanced internal programs are JAK3 inhibitors (immunosuppressants with potential utility in psoriasis, multiple sclerosis and transplant rejection), CCR-1 antagonists (anti-inflammatory agents with therapeutic potential in rheumatoid arthritis and multiple sclerosis) and adenosine A2A antagonists (anti-neurodegeneratives with potential to treat Huntingdon’s, Parkinson’s and Alzheimer’s).

ABOUT PHARMACOPEIA

Pharmacopeia creates and delivers novel therapeutics to address significant medical needs. Using proprietary technologies and processes, Pharmacopeia discovers and develops novel drug candidates to advance internally as well as with strategic partners. The company is advancing multiple internal programs – focused primarily on immunobiology and immunological diseases – to validation in clinical trials. Pharmacopeia’s later stage portfolio currently comprises multiple partnered programs that have been advanced into human clinical trials with further programs in late-stage pre-clinical development. Beyond these, the company has several internal programs in advanced pre-clinical optimization and multiple partnered programs in discovery that are expected to drive the company’s clinical portfolio in the future.

Contact:

Michio Soga

Executive Vice President & Chief Financial Officer

Pharmacopeia

(609)452-3600

irreq@pcop.com

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This press release, and oral statements made with respect to information contained in this press release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia’s strategic plans, Pharmacopeia’s intentions regarding the establishment and continuation of drug discovery collaborations with leading pharmaceutical and biotechnology organizations, in particular, the continuation and funding level of such continuation of Pharmacopeia’s existing collaborations with Schering-Plough and N.V. Organon, Pharmacopeia’s ability to build its pipeline of novel drug candidates, through its own internally-funded drug discovery programs, third party collaborations and in-licensing, Pharmacopeia’s ability to raise additional capital, Pharmacopeia’s anticipated operating results, financial condition, liquidity and capital resources, Pharmacopeia’s expectations concerning the development priorities of its collaborators and their ability to successfully develop compounds, Pharmacopeia’s expectations concerning the legal protections afforded by U.S. and international patent law, additional competition, changes in economic conditions, and other risks described in documents Pharmacopeia has filed with the Securities and Exchange Commission, including its Report on Form 10-Q filed on November 4, 2005, its Report on Form 10-K filed on March 23, 2005 and subsequent filings under the Securities and Exchange Act of 1934. All forward-looking statements in this press release and oral statements made with respect to information contained in this press release are qualified entirely by the cautionary statements included in this press release and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release. Pharmacopeia disclaims any undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.